CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 27, 2003, relating to the financial statements and financial highlights which appears in the December 31, 2002 Annual Report to the Board of Directors and Shareholders of The Japan Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information.

PricewaterhouseCoopers LLP

Philadelphia, PA
April 29, 2003